.	Principal Officers:
Harry Jung, P. Eng.
President, C.E.O.
Dana B. Laustsen, P. Eng.
Executive V.P., C.O.O.
Keith M. Braaten, P. Eng.
Executive V.P.

Officers / Vice Presidents:
Terry L. Aarsby, P. Eng.
Jodi L. Anhorn, P. Eng.
Neil I. Dell, P. Eng.
David G. Harris, P. Geol.
Myron J. Hladyshevsky, P. Eng.
Bryan M. Joa, P. Eng.
John H. Stilling, P. Eng.
Douglas R. Sutton, P. Eng.
James H. Willmon, P. Eng.

LETTER OF CONSENT
OF INDEPENDENT QUALIFIED RESERVES EVALUATOR

TO:	Board of Directors of MegaWest Energy Corp.

We hereby consent to the inclusion of our preliminary report evaluating the crude oil reserves and resources of MegaWest Energy Corp. effective December 31, 2007, and to the reference to GLJ Petroleum Consultants Ltd. under the heading "Statement by Experts" in the registration statement on Form F-1/A filed on December 31, 2007 of MegaWest Energy Corp.

Yours very truly,

GLJ PETROLEUM CONSULTANTS LTD.

"ORIGINALLY SIGNED BY"

Jodi L. Anhorn, M. Sc., P. Eng.
Vice-President

Dated: December 31, 2007
Calgary, Alberta
CANADA

4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 • (403) 266-9500 • Fax (403) 262-1855 • GLJPC.com